Consent of Independent Registered Public Accounting Firm

The Board of Directors

Roma Financial Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 4, 2009, relating to the consolidated financial statements and the effectiveness of Roma Financial Corporation and Subsidiaries’ internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Malvern, Pennsylvania

March 25, 2009